CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in Registration Statement on Form N-14 of Griffin Institutional Access Credit Fund.

Boston, Massachusetts
August 8, 2017